Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
King Pharmaceuticals, Inc.
Bristol, TN 37620
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-135285) and Form S-8 (No. 333-70203, 333-73053, 333-45276, 333-45284, 333-126939 and 333-128126) of King Pharmaceuticals of our report dated February 27, 2008, relating to the 2007 consolidated financial statements of Alpharma, Inc., which appears in this Form 8K.

/s/ BDO Seidman, LLP
New York, NY
March 16, 2009